Exhibit 10.5

POSITRON CORPORATION

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is made as of the date set forth on the signature page of this Agreement by and between Positron Corporation, a publicly owned Texas corporation (the “Company”), and each party who is a signatory hereto (individually, a “Subscriber” and collectively with other signatories of similar subscription agreements entered in connection with the Offering described below, the “Subscribers”).

DESCRIPTION OF THE OFFERING. This Agreement is to purchase shares of the Company’s Common stock, par value $0.0001 per share (the “Common Stock”) at the price of $1.00 per share of Common Stock. The Common Stock trades on the OTC Markets under the symbol of “POSC”.

The Offering is being made only to accredited investors who qualify as accredited investors pursuant to the suitability standards for investors described under Regulation D of the Securities Act of 1933, as amended (the “Securities Act) and who have no need for liquidity in their investments. The Company has not engaged in the services of a placement agent but reserves the right in its sole discretion to do so in the future.

THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY ANYONE WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR THE SECURITIES LAWS OF ANY STATE, OR OTHER JURISDICTION AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THESE SECURITIES MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR ASSIGNED EXCEPT AS PERMITTED UNDER SUCH ACT OR SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

1.    SUBSCRIPTION PROCEDURES. To subscribe, the Subscriber may email the completed and executed copy of this Subscription Agreement to: investor@positron.com

Company’s Headquarters as follows:

Positron Corporation

1777 Maryland Ave.

Niagara Falls, NY 14305

(317) 813-0673

along with

●	Subscriber’s subscribed amount by wire transfer as follows:

BMO Harris Bank NA

8150 W. 143rd Street

Orland Park, IL 60462

ABA #

SWIFT:

For credit to:

Positron Corporation
Account #

2. TERMS OF THE SUBSCRIPTION.

2.1.   The Company hereby agrees to issue and to sell to Subscriber, and Subscriber hereby agrees to purchase from the Company, the Common Stock for the aggregate subscription amount set forth on the signature page hereto. The Subscriber understands that this subscription is not binding upon the Company until the Company accepts it. The Subscriber acknowledges and understands that acceptance of this Subscription will be made only by a duly authorized representative of the Company executing and mailing or otherwise delivering to the Subscriber at the Subscriber’s address set forth herein, a counterpart copies of the signature page to this Subscription Agreement indicating the Company’s acceptance of this Subscription. The Company reserves the right, in its sole discretion for any reason whatsoever, to accept or reject this subscription in whole or in part. Following the acceptance of this Subscription Agreement by the Company, the Company shall instruct its transfer agent to issue and deliver to Subscriber, Common Stock made in favor of the Subscriber by the Company, which shall be in the form set forth in Exhibit A attached hereto. If this subscription is rejected, the Company and the Subscriber shall thereafter have no further rights or obligations to each other under or in connection with this Subscription Agreement. If this subscription is not accepted by the Company on or before the last day of the Offering Termination Period, this subscription shall be deemed rejected.

2.2.   Subscriber has hereby delivered and paid concurrently herewith the aggregate purchase price for Common Stock set forth on the signature page hereof in an amount required to purchase and pay for the Shares subscribed for hereunder (the “Purchase Price”), which amount has been paid in U.S. Dollars by wire transfer or check, subject to collection, to the order of “Positron Corporation.”

2.3.   Subscriber understands and acknowledges that this subscription is part of a private placement by the Company for Common Stock. Subscriber understands that payments will be released directly to the Company. If the Company rejects all or a portion of any subscription, a check will be promptly mailed to the subscriber for all, or the appropriate portion of, the amount submitted with such subscriber’s subscription, without interest or deduction.

3.  REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER. The Subscriber agrees, represents and warrants to the Company with respect to itself and its purchase hereunder and not with respect to any of the other Subscribers, that:

3.1.   Organization and Qualification. If an entity, the Subscriber is duly incorporated, organized or otherwise formed, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, organized or otherwise formed.

3.2.  Authorization. If an entity: (a) the Subscriber has the requisite corporate or other requisite power and authority to enter into and to perform its obligations under this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof; and (b) the execution, delivery and performance of this Agreement by the Subscriber and the consummation by it of the transactions contemplated hereby have been duly authorized by the Subscriber’s Board of Directors or other governing body and no further consent or authorization of the Subscriber, its Board of Directors or its shareholders, members or other interest holders is required.

3.3.  Enforcement. This Agreement has been duly executed by the Subscriber and constitutes a legal, valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization or moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity.

3.4.  Consents. The Subscriber is not required to give any notice to, make any filing, application or registration with, obtain any authorization, consent, order or approval of or obtain any waiver from any person or entity in order to execute and deliver this Agreement or to consummate the transactions contemplated hereby.

3.5.  Non-contravention. Neither the execution and the delivery by the Subscriber of this Agreement, nor the consummation by the Subscriber of the transactions contemplated hereby, will (a) violate any law, rule, injunction, or judgment of any governmental agency or court to which the Subscriber is subject or any provision of its charter, bylaws, trust agreement, or other governing documents or (b) conflict with, result in a breach of, or constitute a default under, any agreement, contract, lease, license, instrument, or other arrangement to which the Subscriber is a party or by which the Subscriber is bound or to which any of its assets is subject.

3.6.  Investment Purpose. The Subscriber is purchasing Common Stock for its own account and not with a present view toward the public sale or distribution thereof.

3.7.  Accredited Subscriber Status. The Subscriber is an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and has delivered to the Company a Confidential Investor Questionnaire substantially in the form of Appendix A attached hereto. The Subscriber hereby represents and warrants that, either by reason of the Subscriber’s business or financial experience or the business or financial experience of the Subscriber’s advisors (including, but not limited to, a “purchaser representative” (as defined in Rule 501(h) promulgated under Regulation D), attorney and/or an accountant each as engaged by the Subscriber at its sole risk and expense) the Subscriber (a) has the capacity to protect its own interests in connection with the transaction contemplated hereby and/or (b) the Subscriber has prior investment experience, including investments in securities of privately-held companies or companies whose securities are not listed, registered, quoted and/or traded on a national securities exchange, to the extent necessary, the Subscriber has retained, at its sole risk and expense, and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and the purchase of Common Stock hereunder; if an entity, the Subscriber was not formed for the sole purpose of purchasing the Shares.

3.8.  Reliance on Exemptions. The Subscriber agrees, acknowledges and understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and applicable state securities or “blue sky” laws and that the Company and its counsel are relying upon the truth and accuracy of, and the Subscriber’s compliance with, the representations, warranties, covenants, agreements, acknowledgments and understandings of the Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of the Subscriber to acquire the Shares.

3.9.  No General Solicitation. No securities were offered or sold to it by means of any form of general solicitation or general advertising, and in connection therewith, the Subscriber did not receive any general solicitation or general advertising including, but not limited to, the Subscriber’s: (i) receipt or review of any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available; or (ii) attendance at any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

3.10.   Information. (a) The Subscriber agrees, acknowledges and understands that the Subscriber and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company, and materials relating to the offer and sale that have been requested by the Subscriber or its advisors, if any, including, without limitation the risk factors set forth therein. The Subscriber represents and warrants that the Subscriber and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Subscriber agrees, acknowledges and understands that neither such inquiries nor any other due diligence investigation conducted by the Subscriber or any of its advisors or representatives modify, amend or affect the Subscriber’s right to rely on the Company’s representations and warranties contained herein.

3.11.  Governmental Review. The Subscriber agrees, acknowledges, and understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Common Stock or an investment therein.

3.12.  Transfer or Resale. The Subscriber agrees, acknowledges, and understands that:

(a) the Securities have not been and, except as set forth herein, are not being registered under the Securities Act or any applicable state securities or “blue sky” laws. Consequently, the Subscriber may have to bear the risk of holding the Securities for an indefinite period of time because the Securities may not be transferred unless: (i) the resale of the Securities and is registered pursuant to an effective registration statement under the Securities Act; (ii) the Subscriber has delivered to the Company an opinion of counsel reasonably acceptable to the Company and its counsel (in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (iii) the Securities are sold or transferred pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”);

(b) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder; and

(c) except as set forth in herein, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities or “blue sky” laws or to comply with the terms and conditions of any exemption thereunder.

3.13.  Legends.

(a)  The Subscriber agrees, acknowledges, and understands that the certificates representing the Securities (the “Restricted Securities”) will bear restrictive legends in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Restricted Securities):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES OR “BLUE SKY” LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

(b) The Subscriber agrees, acknowledges and understands that the Company will make a notation in the appropriate records with respect to the foregoing restrictions on the transferability of Restricted Securities. Certificates evidencing the Restricted Securities shall not be required to contain such legend or any other legend (a) following any sale of the Restricted Securities pursuant to Rule 144, or (b) if the Restricted Securities are eligible for sale under Rule 144 or have been sold pursuant to a registration statement and in compliance with the Subscriber’s obligations set forth in this Agreement, or (c) such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission), in each such case (a) through (c) to the extent reasonably determined by the Company’s legal counsel.

3.14.  Residency. The Subscriber is a resident of the jurisdiction set forth immediately below the Subscriber’s name on the signature pages hereto.

3.15.  Not a Registered Representative. The Subscriber agrees, acknowledges, and understands that if it is a Registered Representative of a FINRA member firm, he or she must give such firm the notice required by FINRA’s Rules of Fair Practice, receipt of which must be acknowledged by such firm in the Confidential Investor Questionnaire attached hereto as Exhibit A.

3.16.  No Brokers. The Subscriber has not engaged, consented to or authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement. The Subscriber hereby agrees to indemnify and hold harmless the Company from and against all fees, commissions or other payments owing to any such person or firm acting on behalf of the Subscriber hereunder.

3.17.  Reliance on Representations. The Subscriber agrees, acknowledges, and understands that the Company and its counsel are entitled to rely on the representations, warranties and covenants made by the Subscriber herein.

4.  REPRESENTATIONS BY THE COMPANY. The Company hereby represents and warrants to the Subscriber as follows, with the intention and understanding, as to matters pertaining to the Company and that such representations and warranties are made as of the Closing:

(a) Organization and Qualification. The Company is duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated, and conducted. The Company is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a material adverse effect on (a) the business, operations assets or condition (financial or otherwise) of the Company is taken as a whole, or (b) the ability of the Company is to perform its obligations pursuant to the transactions contemplated by this Agreement or under any instruments to be entered into or filed in connection herewith (collectively, a “Material Adverse Effect”).

4.2.  Authorization; Enforcement. (a) The Company has the requisite corporate power and authority to enter into and to perform its obligations under this Agreement, to consummate the transactions contemplated hereby and to issue the Shares in accordance with the terms hereof; (b) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby (including without limitation the issuance of the Securities) have been duly authorized by the Company’s Board of Directors (the “Board”) and no further consent or authorization of the Company, its Board or its shareholders is required that has not or will not be obtained prior to the Closing; (c) this Agreement has been duly executed by the Company; and (d) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization or moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity.

4.3.  Issuance of Securities. The Common Stock of the Company purchased under this Agreement, will be duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, free and clear from all taxes, liens, claims, encumbrances and charges with respect to the issue thereof, will not be subject to preemptive rights or other similar rights of stockholders of the Company, and will not impose personal liability on the holders thereof.

4.4.  No Conflicts; No Violation.

(a)  The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby (including, without limitation, the issuance of the Securities) will not: (i) conflict with or result in a violation of any provision of its Certificate of Formation or Bylaws; (ii) violate or conflict with, result in a breach of any provision of, constitute a default (or an event which with notice or lapse of time, or both, could become a default) under or give to others any rights of termination, amendment, acceleration or cancellation of any material agreement, indenture, patent, patent license or instrument to which the Company is a party; or (iii) result in a material violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities or “blue sky” laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or by which any property or asset of the Company or any Subsidiary is bound or affected (except for such conflicts, breaches, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect).

(b) Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities or “blue sky” laws or any listing agreement with any securities exchange or automated quotation system, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of the Company’s obligations under this Agreement in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

4.5.  Disclosure. This Agreement and all other documents delivered in connection herewith at the Closing, do not contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, considering the circumstances under which they were made, not misleading.

4.6.  Securities Law Exemption. Assuming the truth and accuracy of the Subscriber’s representations and warranties in this Agreement and the truth and accuracy of each of the other Subscribers’ representations and warranties set forth in the subscription agreements executed by such other Subscribers, the offer, sale and issuance of the Securities as contemplated by this Agreement and the other subscription agreements are exempt from the registration requirements of the Act and applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

5.  RISK FACTORS. The subscriber acknowledges there are significant risks associated with the purchase of the Shares and that such securities are highly speculative and should not be purchased by anyone who cannot afford a total loss of his or her entire investment. The Subscriber represents and warrants that he or she has carefully considered and reviewed the following risk factors in reaching a determination to purchase the Common Stock:

Risks Associated with Business Activities

History of Losses

To date, the Company has been unable to sell its products in quantities sufficient to be operationally profitable. Consequently, the Company has sustained substantial losses. There can be no assurances that the Company will ever achieve the level of revenues needed to be operationally profitable in the future and if profitability is achieved, that it will be sustained. Due to the limited number of products that have been sold in each fiscal period, the Company's revenues have fluctuated, and may likely continue to fluctuate significantly from quarter to quarter and from year to year. The Company will need to obtain additional capital and increase product sales to become profitable.

Competition and Effects of Technology Change

The industry in which the Company is engaged is subject to rapid and significant technological change. There can be no assurance that Company's systems can be upgraded to meet future innovations in the industry or that new technologies will not emerge, or existing technologies will not be improved, which would render the Company's products obsolete or non-competitive. Many of our competitors enjoy significant competitive advantages over us, including greater name recognition; greater financial, technical and service resources; established relationships with healthcare professionals; established distribution networks; additional lines of products and the ability to offer rebates or bundle products to offer discounts or incentives; and greater resources for product development and sales and marketing. In addition, there can be no assurance that other established medical imaging companies, any of which would likely have greater resources than the Company, will not enter the market. There can be no assurance that the Company will be able to compete successfully against any of its competitors.

Dependence upon third-party suppliers and the availability of certain radiopharmaceuticals

The Company’s customers rely on a limited number of third parties to manufacture and supply certain key components of our products. Alternative sources of production and supply may not be readily available. We have also outsourced production of PET systems to a single contract manufacturer. If a disruption in the availability of parts or in the operations of these suppliers were to occur, our business could be materially affected. For this reason, we have backup plans in place that are designed to prevent delays in production. If these plans are unsuccessful, delays in the production of systems for an extended period of time could cause the loss of revenue, which could significantly harm our business and the results of operations. Our equipment involves the use of certain radiopharmaceuticals. If there are disruptions in the supply of these radiopharmaceuticals, that will cause us to cancel services that would otherwise be provided. If there is an inadequate supply of the necessary radiopharmaceuticals, we may be unable to sell our equipment, and our business may be harmed.

Patents and Proprietary Technology

The Company holds certain patent and trade secret rights relating to various aspects of its technologies, which are of material importance to the Company and its future prospects. Any patents we have obtained or do obtain may be challenged by re-examination or otherwise invalidated or eventually found unenforceable. Both the patent application process and the process of managing patent disputes can be time consuming and expensive. Competitors may attempt to challenge or invalidate our patents or may be able to design alternative techniques or devices that avoid infringement of our patents or develop products with functionalities that are comparable to ours. In the event a competitor infringes upon our patent or other intellectual property rights, litigation to enforce our intellectual property rights or to defend our patents against challenge, even if successful, could be expensive and time consuming and could require significant time and attention from our management. Furthermore, there can be no assurance that the Company's products will not infringe on any patents of others. We may not have sufficient resources to enforce our intellectual property rights or to defend our patents against challenges from others.

In addition, the Company requires each of its consultants to enter into a confidentiality agreement designed to assist in protecting the Company's proprietary rights. There can be no assurance that these agreements will provide meaningful protection or adequate remedies for the Company's trade secrets or proprietary know-how in the event of unauthorized use or disclosure of such information, or that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to the Company's trade secrets and proprietary know-how.

Government Regulation

We are directly, or indirectly through our clients, subject to extensive regulation by both the federal government and the states in which we conduct our business including: the federal Medicare and Medicaid anti-kickback laws, other Medicare laws, regulations, rules, manual provisions, and policies that prescribe the requirements for coverage and payment for services performed by us and our DIS customers; the federal False Claims statutes; the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA; the Stark Law; the Federal Food, Drug and Cosmetic Act; federal and state radioactive materials laws; state food and drug and pharmacy laws and regulations; state laws that prohibit the practice of medicine by non-physicians and fee-splitting arrangements between physicians and non-physicians; state scope-of-practice laws; and federal rules prohibiting the mark-up of diagnostic tests to Medicare under certain circumstances. If our customers are unable or unwilling to comply with these statutes, regulations, rules and policies, utilization rates of our services and products will decline and our business will be harmed.

Risks Related to the Securities We Are Offering

Liquidity of Company common stock is likely to be limited.

The common stock of the Company is quoted on OTC Markets and its liquidity is likely to be very limited and affected by our limited trading market. The OTC Markets is an inter-dealer market much less regulated than the major exchanges, and is subject to abuses, volatilities and shorting. Company common stock is not likely to be broadly followed or have an established trading market and an established trading market may never develop or be maintained. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders. Absence of an active trading market reduces the liquidity of the shares traded.

The trading volume of Company common stock may be limited and sporadic. This situation is attributable to a number of factors, including the fact that the Company will be a small company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they may tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as the Company became more seasoned and viable. Therefore, there may be periods of several days or more when trading activity in Company shares is minimal, as compared to a seasoned issuer that has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give any assurance that a broader or more active public trading market for Company common stock will develop or be sustained, or that current trading levels will be sustained. As a result of such trading activity, the quoted price for Company common stock while on the OTC Markets may not necessarily be a reliable indicator of its fair market value.

Company stock price may be volatile.

The market price of Company common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond the Company's control, including the following:

●	the concentration of the ownership of Company shares by a limited number of affiliated stockholders may limit interest in the Company's securities.

●	limited "public float" with a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;

●	additions or departures of key personnel.

●	loss of a strategic relationship.

●	variations in operating results from the expectations of securities analysts or investors.

●	announcements of new products or services by us or our competitors.

●	reductions in the market share of our products.

●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments.

●	investor perception of our industry or prospects.

●	insider selling or buying.

●	investors entering into short sale contracts.

●	regulatory developments affecting our industry; and

●	changes in our industry.

●	competitive pricing pressures.

●	our ability to obtain working capital financing.

●	sales of our common stock.

●	our ability to execute our business plan.

●	operating results that fall below expectations.

●	revisions in securities analysts' estimates or reductions in security analysts' coverage; and

●	economic and other external factors.

Many of these factors are beyond the Company's control and may decrease the market price of its common stock, regardless of the Company's operating performance. We cannot make any predictions or projections as to what the prevailing market price for the common stock will be at any time, including as to whether Company common stock will sustain current market prices, or as to what effect that the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Company common stock is subject to price volatility unrelated to our operations.

The market price of Company common stock could fluctuate substantially due to a variety of factors, including market perception of the Company's ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting the Company's competitors or the Company itself.

A decline in the price of Company common stock could affect its ability to raise working capital and adversely impact its ability to continue operations.

A prolonged decline in the price of Company common stock could result in a reduction in the liquidity of the common stock and a reduction in the Company's ability to raise capital. A decline in the price of Company common stock could be especially detrimental to its liquidity, operations, and strategic plans. Such reductions may force the Company to reallocate funds from other planned uses and may have a significant negative effect on the Company business plan and operations, including its ability to develop new services and continue current operations. If the Company's common stock price declines, we can offer no assurance that the Company will be able to raise additional capital or generate funds from operations sufficient to meet its obligations. If the Company is unable to raise sufficient capital in the future, we may not be able to have the resources to continue our normal operations.

Concentrated ownership of our common stock creates a risk of sudden changes in common stock price.

The sale by any shareholder of a significant portion of their holdings could have a material adverse effect on the market price of Company common stock.

Sales of the Company's currently issued and outstanding stock may become freely tradable pursuant to Rule 144 and may dilute the market for your shares and have a depressive effect on the price of the shares of its common stock.

A substantial majority of the outstanding shares of the Company Common Stock are likely to be "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended (the "Securities Act") ("Rule 144"). As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act and as required under applicable state securities laws. Rule 144 provides in essence that a non-affiliate who has held restricted securities for a period of at least six months may sell their shares of common stock. Under Rule 144, affiliates who have held restricted securities for a period of at least six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1% of a company's outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to the sale. A sale under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to subsequent registrations of our shares of common stock, may have a depressive effect upon the price of Company shares of common stock in any active market that may develop.

The Company does not plan to declare or pay any dividends to its stockholders in the near future.

It is unlikely that the Company will intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend.

The requirements of being a public company may strain the Company's resources and distract management.

As a public company, the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), the Securities Act of 1933, as amended (the "Securities Act"). These rules, regulations and requirements are extensive. The Company will continue to incur significant costs associated with its public company corporate governance and reporting requirements. This may divert management's attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations. These applicable rules and regulations may make it more difficult and more expensive for the Company to obtain director and officer liability insurance and it may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for the Company to attract and retain qualified individuals to serve on its board of directors or as executive officers.

Future changes in financial accounting standards or practices may cause adverse unexpected financial reporting fluctuations and affect reported results of operations.

A change in accounting standards or practices can have a significant effect on the Company's reported results and may even affect its reporting of transactions completed before the change is effective. New accounting pronouncements and varying interpretations of accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may adversely affect our reported financial results or the way we conduct business.

"Penny Stock" rules may make buying or selling Company common stock difficult.

Trading in Company common stock is likely to be subject to the "penny stock" rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer that recommends our common stock to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from affecting transactions in our common stock, which could severely limit the market price and liquidity of our common stock.

Risks Related to the Offering

You May Suffer Significant Dilution If We Raise Additional Capital.

We need to raise additional capital to expand or continue operations, it may be necessary for us to issue additional equity or convertible debt securities. If we issue equity or convertible debt securities, the net tangible book value per share may decrease, the percentage ownership of our current stockholders would be diluted, and any equity securities we may issue may have rights, preferences, or privileges senior or more advantageous to our common stockholders.

Purchasers are Acquiring Restricted Securities.

The securities sold in this Offering will be "restricted" securities which have not been registered under federal or state securities laws and will not be freely transferable for some time. Purchasers of these securities must be prepared to bear the economic risks of investment for an indefinite period of time since the securities cannot be sold unless they are subsequently registered or an exemption from registration is available.

Purchasers of the Securities in this Offering will Experience Immediate Dilution.

Purchasers of Securities in this Offering will experience immediate dilution in the net tangible book value per common share from the purchase price of the Shares.

The Offering Price of the Securities was Determined Arbitrarily.

The offering price of the Offering Shares does not bear any relation to book value, assets, earnings or other objective criteria of value and has been arbitrarily determined by the Company. There can be no assurance that the Offering Shares will trade at a value commensurate with the offering price or that they will trade at all.

Investors will Bear the Risk of Loss of Investment.

Subscribers in this Offering will bear the risk of the Company's operations for the foreseeable future, with no assurance that management will be successful in applying the proceeds to increase the growth and profitability of the Company.

We do not intend to pay any cash dividends in the foreseeable future and, therefore, any return on your investment in our capital stock must come from increases in the fair market value and trading price of the capital stock.

We have not paid any cash dividends on our common stock and do not intend to pay cash dividends on our common stock in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Any credit agreements which we may enter with institutional lenders may restrict our ability to pay dividends. Whether we pay cash dividends in the future will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements and any other factors that the board of directors decides is relevant. Therefore, any return on your investment in our capital stock must come from increases in the fair market value and trading price of the capital stock.

We may issue additional equity shares to fund the Company's operational requirements which would dilute your share ownership.

The Company's continued viability depends on its ability to raise capital. Changes in economic, regulatory, or competitive conditions may lead to cost increases. Management may also determine that it is in the best interest of the Company to develop new services or products. In any such case additional financing is required for the Company to meet its operational requirements. There can be no assurances that the Company will be able to obtain such financing on terms acceptable to the Company and at times required by the Company, if at all. In such an event, the Company may be required to materially alter its business plan or curtail all or a part of its operational plans. The proposed sale of substantial amounts of our common stock in the public markets may adversely affect the market price of our common stock and our stock price may decline substantially.

We Have Broad Discretion Over the Use of the Proceeds of this Offering

The net proceeds will be used for working capital purposes and costs expected associated with becoming a public company in the United States. Accordingly, the Company will have broad discretion to allocate a significant portion of the net proceeds from this offering without any action or approval of the Company's stockholders. Therefore, investors in the Common Stock will not have the opportunity to evaluate the economic, financial and other relevant information that will be considered by the Company in determining the application of such net proceeds.

Subscribers May Not Receive any Return on their Investment

No assurance can be given that a subscriber of the Shares will realize a return on such investment, or that such subscriber will not lose their investment. For this reason, each investor should ask all questions of the Company and review such documents, as the investor deems appropriate in order to make an informed investment decision. Each investor should also consult with their own attorney and financial advisors before making any investment decision with respect to the securities offered hereby.

The Offering Shares being offered are offered without Registration through a Private Offering Exemption

The Offering Shares are being offered to prospective investors under private offering exemptions from registration available under the Securities Act and the laws of the states in which the Shares will be sold. If the Company should fail to comply with the requirements of these exemptions, investors in this Offering may have the right to rescind their purchases if they so desire. Since compliance with the exemption rules is highly technical, it is possible that, if an investor seeks rescission, he, she or it may succeed. If a number of investors were to successfully seek rescission, the Company would face severe financial demands, which could have a material adverse effect on its proposed implementation of its business plan and the non-rescinding investors.

IT IS NOT POSSIBLE TO FORESEE ALL RISK FACTORS THAT MAY AFFECT THE OFFERING. MOREOVER, THERE CAN BE NO ASSURANCE THAT THE COMPANY WILL SUCCESSFULLY EFFECTUATE OR CONTINUE ITS BUSINESS PLAN. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SHARES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHERS, THE RISK FACTORS DISCUSSED ABOVE.

6.  COVENANTS OF THE COMPANY AND SUBSCRIBER.

6.1.  Expenses. Each Party is liable for, and shall pay, their own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, including, without limitation, attorneys’ and consultants’ fees and expenses.

6.2.  Sales by Subscribers. The Subscriber shall sell any and all Securities purchased hereby in compliance with applicable prospectus delivery requirements, if any, or otherwise in compliance with the requirements for an exemption from registration under the Securities Act and the rules and regulations promulgated thereunder. The Subscriber will not make any sale, transfer or other disposition of the Shares in violation of federal or state securities or “blue sky” laws and regulations.

7. MISCELLANEOUS.

7.1.  Governing Law; Jurisdiction. This Agreement will be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The parties hereto hereby submit to the exclusive jurisdiction of the United States federal and state courts located in the State of New York with respect to any dispute arising under this Agreement or the transactions contemplated hereby or thereby.

7.2.  Counterparts; Electronic Signatures. This Agreement may be executed in two or more counterparts, all of which are considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other parties. This Agreement, once executed by a party, may be delivered to the other parties hereto by (e.g. electronic submission, facsimile transmission or e-mail of a copy of this Agreement bearing the signature of the party so delivering this Agreement).

7.3.  Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

7.4.  Severability. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform to such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

7.5.  Entire Agreement; Amendments. This Agreement (including all schedules and exhibits hereto) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. Except as set forth in herein, no provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

7.6.  Removal of Legends. Upon the earlier of (i) registration for resale as set forth herein, or (ii) an exemption under Rule 144 becoming available, the Company shall (A) deliver to the transfer agent for the Shares (the “Transfer Agent”) irrevocable instructions that the Transfer Agent shall reissue a certificate representing shares of Common Stock without legends upon receipt by such Transfer Agent of the leg ended certificates for such shares, together with a customary representation by the Subscriber that Rule 144 applies to all shares of Common Stock represented thereby and (B) cause its counsel to deliver to the Transfer Agent one or more blanket opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act subject to such investor and broker representations and notifications or qualifications (in the case of subscribers who are or may be deemed affiliates of the Company) that counsel may reasonably request. From and after the earlier of such dates, upon a Subscriber’s written request, the Company shall promptly cause certificates evidencing the Subscriber’s securities to be replaced with certificates which do not bear such restrictive legends.

7.7.  Successors and Assigns. This Agreement is binding upon and inures to the benefit of the parties and their successors and assigns. The Subscriber acknowledges that the Company will be assigning this Agreement and any rights or obligations hereunder without the prior written consent of the Subscriber and the Subscriber may not assign this Agreement or any rights or obligations hereunder upon the Closing without the prior written consent of the Company.

7.8.  Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

7.9.  Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments, and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

7.10.  No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

7.11.  Equitable Relief. The Company recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Subscriber. the Company therefore agrees that the Subscribers are entitled to seek temporary and permanent injunctive relief in any such case.

7.12.  Acceptance. Upon the execution and delivery of this Agreement by the Subscriber, this Agreement shall become a binding obligation of the Subscriber with respect to the Shares as herein provided, subject to acceptance by the Company; subject, however, to the right hereby reserved to the Company to enter into the same agreements with other Subscribers and to add and/or delete other persons as Subscribers.

7.13.  Waiver. It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

7.14.  Other Documents. The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

7.15.  Public Statements. The Subscriber agrees not to issue any public statement with respect to the Subscriber’s investment or proposed investment in the Company or the terms of any agreement or covenant between them and the Company without the Company’s prior written consent, except such disclosures as may be required under applicable law or under any applicable order, rule or regulation.

7.16.  Exculpation Among Subscribers. The Subscriber agrees, acknowledges, and understands that it is not relying on any other subscriber in making its investment or decision to invest in the Company. The Subscriber agrees, acknowledges and understands that none of the other Subscribers nor their respective controlling persons, officers, directors, partners, agents or employees shall be liable to the Subscriber for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the securities or the execution of or performance under this Agreement, nor shall the Subscriber be liable to any other subscriber for any action heretofore or hereafter taken or omitted to be taken by the Subscriber in connection with the purchase of the Shares or the execution of or performance under this Agreement.

7.17.  Several Obligations. The obligations of each Subscriber under any Subscription Agreements are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under any Subscription Agreement. Nothing contained herein or in any other Subscription Agreement, and no action taken by any Subscriber pursuant hereto or thereto, shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Subscription Agreements. The Subscriber confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. The Subscriber shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Subscription Agreements, and it shall not be necessary for any other subscriber to be joined as an additional party in any proceeding for such purpose.

7.18.  Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

(The remainder of the page was left intentionally blank.)

SIGNATURE PAGE

The Subscriber hereby offers to purchase and subscribe to _____________ shares of Common Stock and completed payment for investment of $ ______________.

Name of Subscriber

Street Address

City, State and Zip Code

Social Security/Taxpayer I.D. Number:
(If Applicable)

AGREED TO AND ACCEPTED: As

of the __ day of __________2025.

POSITRON CORPORATION

By:
Adel Abdullah
President